Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER FINANCIAL AND

OPERATING RESULTS

Las Vegas, Nevada, July 27, 2017 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended June 30, 2017.

“MGM Resorts continues to drive profitability and operational efficiency, as the Company produced diluted earnings per share of $0.36 in the second quarter and our domestic resorts exhibited Adjusted Property EBITDA and margin growth on a same-store basis. CityCenter reported another quarter of exceptional results driven by Aria. Our results benefited from the addition of MGM National Harbor and Borgata, which continue to lead their respective markets. In Macau, we are excited to bring world-class entertainment and diversified attractions to the marketplace with the opening of MGM Cotai in the fourth quarter,” said Jim Murren, Chairman & CEO of MGM Resorts. “We remain squarely on our path to generate the best possible cash flow performance and return value to our shareholders. This quarter’s results clearly demonstrate that.”

Financial Highlights:

•

Diluted earnings per share for the second quarter of 2017 of $0.36, including a benefit of $0.04 related to a Borgata property tax settlement and a benefit of $0.05 from a modification of the 2016 NV Energy exit fee, compared to $0.83 in the prior year quarter, which included $0.57 related to a gain on CityCenter’s sale of Crystals;

•

Net revenues increase of 22% over the prior year quarter at the Company’s domestic resorts to $2.1 billion, due to the inclusion of MGM National Harbor and Borgata, and a decrease of 1% on a same-store basis primarily due to lower year over year table games hold;

•	REVPAR(1) growth of 1.2% over the prior year quarter at the Company’s Las Vegas Strip resorts;
•

Operating income of $520 million at the Company’s domestic resorts, a 33% increase over the prior year quarter, including the impact of $41 million related to the NV Energy exit fee modification and $36 million related to the Borgata property tax settlement;

•	Net income attributable to MGM Resorts of $211 million, compared to $474 million in the prior year quarter;
•	Adjusted Property EBITDA(2) growth of 28% over the prior year quarter to $658 million at the Company’s domestic resorts, and an increase of 1% on a same-store basis;
•	Same-store operating margin of 25.1% in the current quarter at the Company’s domestic resorts, an increase of 205 basis points compared to the prior year quarter;
•	Same-store Adjusted Property EBITDA margin of 30.8% at the Company’s domestic resorts, an increase of 44 basis points compared to the prior year quarter;
•	MGM China operating income of $43 million compared to $51 million in the prior year quarter, and Adjusted EBITDA of $116 million, a 2% decrease compared to the prior year quarter; and
•	CityCenter operating income of $57 million and Adjusted EBITDA of $105 million, a 36% increase in Adjusted EBITDA compared to the prior year quarter.

Certain Items Affecting Second Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended June 30,	2017	2016

Borgata property tax settlement	$0.04	$—
NV Energy exit expense	0.05	—
Preopening and start-up expenses	(0.02)	(0.03)
Property transactions, net	(0.01)	—
Income from unconsolidated affiliates:
Gain on the sale of Crystals	—	0.57

Domestic Resorts

Casino revenue for the second quarter of 2017 increased 41% compared to the prior year quarter, due primarily to the acquisition of Borgata Hotel Casino and Spa (“Borgata”) in August 2016 and the MGM National Harbor opening in December 2016, partially offset by a decrease in table games revenue. Casino revenues decreased 5% on a same-store basis compared to the prior year quarter. Same-store table games revenue decreased 20% primarily due to lower year over year table games hold. Same-store slot revenues increased 3%.

The following table shows key gaming statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2017	2016

	(Dollars in millions)
Table Games Drop	$872	$905
Table Games Win %	20.9%	25.6%
Slot Handle	$3,053	$2,953
Slot Hold %	8.7%	8.8%

Domestic resorts rooms revenue increased 9% compared to the prior year quarter. On a same-store basis, rooms revenue increased 1% compared to the prior year quarter. Las Vegas Strip REVPAR increased 1.2%.

Mr. Murren added, “The evolution of our continuous improvement strategies have yielded strong profit opportunities with an emphasis on margin growth and maximizing cash flow.”

The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2017	2016

Occupancy %	94%	95%
Average Daily Rate (ADR)	$161	$ 157
Revenue per Available Room (REVPAR)	$151	$ 149

Operating income at the Company’s domestic resorts was $520 million for the second quarter of 2017 compared to $390 million in the prior year quarter and benefited from $36 million related to Borgata’s share of a property tax settlement from Atlantic City, as well as $41 million related to a modification of the 2016 NV Energy exit fee. Domestic resorts Adjusted Property EBITDA increased 28% to $658 million in the second quarter of 2017 and was positively impacted by $101 million of Adjusted Property EBITDA from Borgata, which includes the property tax settlement discussed above, and $37 million of Adjusted Property EBITDA from MGM National Harbor. Same-store Adjusted Property EBITDA increased 1% compared to the prior year quarter.

Mr. Murren concluded, “As we look to the third quarter, we face a challenging comparison at our Las Vegas Strip resorts due to favorable table games hold of 25% and RevPAR growth of 10.7% in the third quarter of

2016. We also continue to see higher than anticipated disruption at Monte Carlo as the property undergoes its transformation to Park MGM. Despite these considerations, given our strong event calendar, we anticipate third quarter revenues to increase slightly, with our Strip REVPAR expected to grow 2%-3%. We anticipate our Adjusted Property EBITDA margins to modestly increase.”

MGM China

Key second quarter results for MGM China include:

•	Net revenues of $449 million, a 1% decrease compared to the prior year quarter;
•

Main floor table games revenue decreased 2% compared to the prior year quarter due to an 8% decrease in volume partially offset by an increase in hold percentage to 19.3% in the current year quarter, from 18.2% in the prior year quarter, and against 22.2% hold percentage in the first quarter of 2017;

•

VIP table games revenue increased 1% compared to the prior year quarter due to a 3% increase in turnover partially offset by a decrease in hold percentage to 2.9% in the current year quarter, from 3.1% in the prior year quarter, and against 3.4% hold percentage in the first quarter of 2017;

•	Operating income was $43 million compared to $51 million in the prior year quarter;
•	Adjusted EBITDA decreased 2% to $116 million, compared to $119 million in the prior year quarter, including $8 million of license fee expense in both the current and prior year quarters; and
•	Operating margin was 9.6% in the current year quarter, and Adjusted EBITDA margin was 25.9% compared to 26.4% in the prior year quarter.

MGM China paid the previously announced $78 million final 2016 dividend in June 2017, of which $44 million was received by MGM Resorts.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended June 30,	2017	2016

	(In thousands)
CityCenter	$37,646	$416,144
Borgata	—	27,376
Other	2,937	4,789

	$40,583	$448,309

The Company’s share of CityCenter Holdings, LLC (“CityCenter”) operating results for the second quarter of 2017, including certain basis difference adjustments, was $38 million which included $4 million related to our share of CityCenter’s portion of the NV Energy exit fee modification. In the prior year quarter, we recorded a $406 million gain related to the sale of The Shops at Crystals (“Crystals”), and CityCenter’s results included $20 million of accelerated depreciation associated with the April 2016 closure of the Zarkana theatre.

Key second quarter results for CityCenter include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•	Net revenues from resort operations were $314 million, a 10% increase compared to the prior year quarter, due primarily to an increase in casino revenues;
•	Operating income from resort operations was $58 million and included $8 million related to the NV Energy exit fee modification discussed above, compared to operating income of $0.2 million in the prior year quarter, which included $20 million of accelerated depreciation related to the Zarkana theatre closure;
•	Adjusted EBITDA from resort operations was $106 million, a 36% increase compared to the prior year quarter;
•	Aria’s table games volume increased 14% and table games hold percentage was 26.8%, compared to 19.5% in the prior year quarter;
•	REVPAR at Aria increased 3% compared to the prior year quarter to $236; and
•	Vdara reported REVPAR of $188 in the current year quarter, and Adjusted EBITDA increased 23% to $10 million compared to the prior year quarter.

On August 1, 2016 the Company completed the previously announced acquisition of Boyd Gaming Corporation’s interest in Borgata, at which time the entity operating Borgata became a consolidated subsidiary of the Company and the real estate assets associated with Borgata were contributed to MGM Growth Properties LLC (“MGP”). Prior to the acquisition, the Company held a 50% interest in Borgata, which was accounted for under the equity method.

MGM Growth Properties

During the second quarter of 2017, the Company made rent payments to MGP in the amount of $165 million and received distributions of $72 million from MGM Growth Properties Operating Partnership LP (the “Operating Partnership”). On June 15, 2017, MGP’s Board of Directors approved a quarterly dividend of $0.3950 per Class A share totaling $23 million and representing a 1.9% increase over the prior annual dividend rate, which was paid on July 14, 2017 to holders of record on June 30, 2017. The Company concurrently received a $73 million distribution attributable to its ownership of Operating Partnership units.

MGM Resorts Dividend

On July 26, 2017, the Company’s Board of Directors approved a quarterly dividend of $0.11 per share totaling $63 million, which will be paid on September 15, 2017 to holders of record on September 11, 2017.

Financial Position

The Company’s cash balance at June 30, 2017 was $1.8 billion, which included $403 million at MGM China and $377 million at MGP. At June 30, 2017, the Company had $13.3 billion of principal amount of indebtedness outstanding, including $244 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.7 billion MGP Operating Partnership senior credit facility, $2.2 billion outstanding under the $3.0 billion MGM China credit facility, and $455 million outstanding under the $525 million MGM National Harbor credit facility.

“MGM Resorts continues to strengthen its financial and strategic position,” said Dan D’Arrigo, Executive Vice President and Chief Financial Officer of MGM Resorts. “In July, we used excess cash on hand to redeem all of our outstanding $475 million 11.375% senior notes due 2018, which further enhances our capital structure and overall cost of debt. We believe our strong free cash flows will continue to allow us to concurrently return capital to our shareholders, strengthen our balance sheet and prudently grow our business through strategic investments.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 5199705. A replay of the call will be available through Thursday, August 3, 2017. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10110178. The call will be archived at www.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at www.mgmresorts.investorroom.com for reference during the earnings call.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, NV Energy exit expense, goodwill impairment charges, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts and MGP stock compensation plans, which are not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. “Same-store Adjusted Property EBITDA” is Adjusted Property EBITDA related to operating resorts which were consolidated by the Company for both the entire current and prior year periods presented. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA, Adjusted Property EBITDA, and Same-store Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA and Same-store Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA should not be construed as alternatives to operating income or net income, as indicators of our performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA information may calculate Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA in a different manner.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA and Same-store Adjusted Property EBITDA are included in the financial schedules in this release.

The Company does not provide reconciliations of Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA to net income on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company’s calculations of Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA.

*    *    *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is a global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 27 unique hotel offerings including some of the most recognizable resort brands in the industry. The company is expanding throughout the U.S. and around the world, developing MGM Springfield in Massachusetts and MGM COTAI in Macau, and debuting the first international Bellagio branded hotel in Shanghai. The 77,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including REVPAR and other guidance), the payment of any future cash dividends on the Company’s common stock, the Company’s ability to generate future cash flow growth and to execute on future development and other projects (including the opening of MGM Cotai expected to take place in the fourth quarter of 2017) and the Company’s ability to execute its strategic plan and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	MARY HYNES
Executive Director of Investor Relations	Director of Corporate Communications
(702) 693-8711 or cpark@mgmresorts.com	(702) 692-6801 or mhynes@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenues:
Casino	$1,405,063	$1,127,404	$2,910,452	$2,261,760
Rooms	542,470	498,904	1,104,737	988,390
Food and beverage	466,546	412,766	911,015	789,871
Entertainment	138,361	121,853	268,708	240,179
Retail	56,830	52,432	104,806	97,905
Other	161,367	134,120	301,942	251,645
Reimbursed costs	99,293	100,795	199,508	201,844

	2,869,930	2,448,274	5,801,168	4,831,594
Less: Promotional allowances	(228,193)	(178,772)	(451,252)	(352,406)

	2,641,737	2,269,502	5,349,916	4,479,188

Expenses:
Casino	763,259	620,305	1,567,854	1,260,874
Rooms	152,735	142,252	307,571	286,994
Food and beverage	261,495	239,452	511,340	460,748
Entertainment	108,618	98,827	208,557	191,115
Retail	27,278	24,085	50,386	46,086
Other	96,265	87,253	185,889	167,021
Reimbursed costs	99,292	100,795	199,507	201,844
General and administrative	354,463	321,407	743,298	629,950
Corporate expense	79,408	81,803	152,581	153,051
NV Energy exit expense	(40,629)	-	(40,629)	-
Preopening and start-up expenses	21,093	24,824	36,159	46,784
Property transactions, net	13,243	854	14,939	5,985
Depreciation and amortization	244,754	206,899	494,523	406,738

	2,181,274	1,948,756	4,431,975	3,857,190

Income from unconsolidated affiliates	40,583	448,309	80,286	463,011

Operating income	501,046	769,055	998,227	1,085,009

Non-operating income (expense):
Interest expense, net of amounts capitalized	(174,058)	(180,352)	(348,117)	(365,021)
Non-operating items from unconsolidated affiliates	(10,556)	(15,885)	(17,477)	(34,097)
Other, net	(751)	(49,840)	(1,568)	(50,405)

	(185,365)	(246,077)	(367,162)	(449,523)

Income before income taxes	315,681	522,978	631,065	635,486
Provision for income taxes	(74,061)	(8,480)	(136,436)	(29,790)

Net income	241,620	514,498	494,629	605,696
Less: Net income attributable to noncontrolling interests	(31,009)	(40,145)	(77,171)	(64,544)

Net income attributable to MGM Resorts International	$210,611	$474,353	$417,458	$541,152

Per share of common stock:
Basic:
Net income attributable to MGM Resorts International	$0.37	$0.84	$0.73	$0.96

Weighted average shares outstanding	574,931	565,459	574,668	565,257

Diluted:
Net income attributable to MGM Resorts International	$0.36	$0.83	$0.72	$0.95

Weighted average shares outstanding	582,056	570,762	581,112	570,108

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,757,062	$1,446,581
Accounts receivable, net	469,126	542,924
Inventories	103,119	97,733
Income tax receivable	7,362	-
Prepaid expenses and other	148,462	142,349

Total current assets	2,485,131	2,229,587

Property and equipment, net	18,896,912	18,425,023

Other assets:
Investments in and advances to unconsolidated affiliates	980,885	1,220,443
Goodwill	1,807,772	1,817,119
Other intangible assets, net	3,972,046	4,087,706
Other long-term assets, net	400,185	393,423

Total other assets	7,160,888	7,518,691

	$28,542,931	$28,173,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$206,144	$250,477
Construction payable	254,324	270,361
Income taxes payable	-	10,654
Current portion of long-term debt	472,590	8,375
Accrued interest on long-term debt	147,438	159,028
Other accrued liabilities	1,599,072	1,594,526

Total current liabilities	2,679,568	2,293,421

Deferred income taxes, net	2,560,127	2,551,228
Long-term debt, net	12,725,268	12,979,220
Other long-term obligations	289,630	325,981
Redeemable noncontrolling interest	57,341	54,139
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 575,008,760 and 574,123,706 shares	5,750	5,741
Capital in excess of par value	5,677,966	5,653,575
Retained earnings	836,840	545,811
Accumulated other comprehensive income (loss)	(9,148)	15,053

Total MGM Resorts International stockholders’ equity	6,511,408	6,220,180
Noncontrolling interests	3,719,589	3,749,132

Total stockholders’ equity	10,230,997	9,969,312

	$28,542,931	$28,173,301

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Bellagio	$312,722	$332,812	$653,976	$662,551
MGM Grand Las Vegas	298,289	300,232	565,815	568,686
Mandalay Bay	245,295	237,980	498,328	468,161
The Mirage	147,620	153,041	319,951	297,636
Luxor	101,573	95,144	203,200	188,016
New York-New York	88,729	83,056	178,668	164,427
Excalibur	82,793	78,453	161,773	152,741
Monte Carlo	65,318	71,208	137,851	140,928
Circus Circus Las Vegas	62,102	61,235	120,823	118,192
MGM Grand Detroit	142,675	140,462	286,907	281,327
Beau Rivage	94,393	99,388	183,570	188,825
Gold Strike Tunica	42,189	41,480	85,011	82,224
Borgata	209,427	-	410,508	-
National Harbor	177,788	-	350,947	-

Domestic resorts	2,070,913	1,694,491	4,157,328	3,313,714

MGM China	448,743	451,951	951,117	920,980
Management and other operations	122,081	123,060	241,471	244,494

	$2,641,737	$2,269,502	$5,349,916	$4,479,188

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Bellagio	$110,953	$117,538	$240,060	$234,189
MGM Grand Las Vegas	94,074	97,489	167,724	178,383
Mandalay Bay	68,272	63,203	146,389	121,325
The Mirage	38,374	35,848	100,469	74,178
Luxor	32,911	26,054	65,715	51,445
New York-New York	33,224	30,478	67,136	61,381
Excalibur	28,653	24,954	57,451	48,831
Monte Carlo	16,784	21,820	39,238	43,120
Circus Circus Las Vegas	16,239	13,172	32,197	26,465
MGM Grand Detroit	45,413	43,790	90,017	83,832
Beau Rivage	21,105	28,036	41,592	50,835
Gold Strike Tunica	13,261	12,701	27,987	26,030
Borgata	101,419	-	160,342	-
National Harbor	36,980	-	69,120	-

Domestic resorts	657,662	515,083	1,305,437	1,000,014

MGM China	116,320	119,196	259,302	233,319
Unconsolidated resorts (1)	40,583	448,309	80,286	463,011
Management and other operations	9,097	4,372	20,013	8,487

	$823,662	$1,086,960	$1,665,038	$1,704,831

(1) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$95,886	$(6,970)	$-	$38	$21,999	$110,953
MGM Grand Las Vegas	82,456	(7,424)	-	611	18,431	94,074
Mandalay Bay	52,255	(8,524)	-	(10)	24,551	68,272
The Mirage	32,495	(4,043)	-	117	9,805	38,374
Luxor	25,819	(3,394)	-	1,165	9,321	32,911
New York-New York	28,845	(2,025)	-	54	6,350	33,224
Excalibur	26,521	(2,658)	-	203	4,587	28,653
Monte Carlo	(2,082)	(2,461)	439	9,959	10,929	16,784
Circus Circus Las Vegas	14,264	(3,130)	450	496	4,159	16,239
MGM Grand Detroit	39,719	-	-	-	5,694	45,413
Beau Rivage	15,148	-	-	5	5,952	21,105
Gold Strike Tunica	10,983	-	-	6	2,272	13,261
Borgata	80,093	-	1,242	416	19,668	101,419
National Harbor	17,991	-	153	-	18,836	36,980

Domestic resorts	520,393	(40,629)	2,284	13,060	162,554	657,662

MGM China	43,039	-	13,334	183	59,764	116,320
Unconsolidated resorts (1)	40,583	-	-	-	-	40,583
Management and other operations	7,307	-	-	-	1,790	9,097

	611,322	(40,629)	15,618	13,243	224,108	823,662

Stock compensation	(12,046)	-	-	-	-	(12,046)
Corporate	(98,230)	-	5,475	-	20,646	(72,109)

	$501,046	$(40,629)	$21,093	$13,243	$244,754	$739,507

Three Months Ended June 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$95,085	$-	$-	$60	$22,393	$117,538
MGM Grand Las Vegas	79,293	-	-	(263)	18,459	97,489
Mandalay Bay	40,629	-	15	284	22,275	63,203
The Mirage	26,132	-	-	(413)	10,129	35,848
Luxor	15,161	-	1,444	86	9,363	26,054
New York-New York	25,006	-	372	97	5,003	30,478
Excalibur	20,741	-	-	203	4,010	24,954
Monte Carlo	9,494	-	145	61	12,120	21,820
Circus Circus Las Vegas	9,199	-	-	(4)	3,977	13,172
MGM Grand Detroit	37,815	-	-	-	5,975	43,790
Beau Rivage	21,460	-	-	(72)	6,648	28,036
Gold Strike Tunica	10,273	-	-	(4)	2,432	12,701

Domestic resorts	390,288	-	1,976	35	122,784	515,083

MGM China	51,453	-	6,540	1,281	59,922	119,196
Unconsolidated resorts (1)	447,504	-	805	-	-	448,309
Management and other operations	2,521	-	-	-	1,851	4,372

	891,766	-	9,321	1,316	184,557	1,086,960

Stock compensation	(10,440)	-	-	-	-	(10,440)
Corporate	(112,271)	-	15,503	(462)	22,342	(74,888)

	$769,055	$-	$24,824	$854	$206,899	$1,001,632

(1) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$202,762	$(6,970)	$-	$123	$44,145	$240,060
MGM Grand Las Vegas	138,278	(7,424)	7	844	36,019	167,724
Mandalay Bay	105,745	(8,524)	-	(10)	49,178	146,389
The Mirage	85,255	(4,043)	-	117	19,140	100,469
Luxor	48,902	(3,394)	-	1,164	19,043	65,715
New York-New York	53,445	(2,025)	(8)	183	15,541	67,136
Excalibur	51,062	(2,658)	-	258	8,789	57,451
Monte Carlo	6,735	(2,461)	1,049	9,990	23,925	39,238
Circus Circus Las Vegas	25,982	(3,130)	450	735	8,160	32,197
MGM Grand Detroit	78,544	-	-	-	11,473	90,017
Beau Rivage	29,598	-	-	5	11,989	41,592
Gold Strike Tunica	23,396	-	-	(22)	4,613	27,987
Borgata	118,977	-	1,277	1,220	38,868	160,342
National Harbor	28,599	-	227	-	40,294	69,120

Domestic resorts	997,280	(40,629)	3,002	14,607	331,177	1,305,437

MGM China	116,229	-	23,158	332	119,583	259,302
Unconsolidated resorts (1)	80,286	-	-	-	-	80,286
Management and other operations	16,421	-	-	-	3,592	20,013

	1,210,216	(40,629)	26,160	14,939	454,352	1,665,038

Stock compensation	(25,409)	-	-	-	-	(25,409)
Corporate	(186,580)	-	9,999	-	40,171	(136,410)

	$998,227	$(40,629)	$36,159	$14,939	$494,523	$1,503,219

Six Months Ended June 30, 2016
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$189,253	$-	$-	$61	$44,875	$234,189
MGM Grand Las Vegas	141,555	-	-	500	36,328	178,383
Mandalay Bay	75,484	-	29	1,158	44,654	121,325
The Mirage	54,126	-	-	(413)	20,465	74,178
Luxor	31,046	-	1,444	373	18,582	51,445
New York-New York	50,493	-	372	100	10,416	61,381
Excalibur	37,710	-	-	2,969	8,152	48,831
Monte Carlo	26,271	-	145	152	16,552	43,120
Circus Circus Las Vegas	18,288	-	-	130	8,047	26,465
MGM Grand Detroit	71,846	-	-	-	11,986	83,832
Beau Rivage	37,650	-	-	(62)	13,247	50,835
Gold Strike Tunica	21,104	-	-	93	4,833	26,030

Domestic resorts	754,826	-	1,990	5,061	238,137	1,000,014

MGM China	98,905	-	12,448	1,271	120,695	233,319
Unconsolidated resorts (1)	459,924	-	3,087	-	-	463,011
Management and other operations	3,585	-	1,150	-	3,752	8,487

	1,317,240	-	18,675	6,332	362,584	1,704,831

Stock compensation	(20,309)	-	-	-	-	(20,309)
Corporate	(211,922)	-	28,109	(347)	44,154	(140,006)

	$1,085,009	$-	$46,784	$5,985	$406,738	$1,544,516

(1) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Net income attributable to MGM Resorts International	$210,611	$474,353	$417,458	$541,152
Plus: Net income attributable to noncontrolling interests	31,009	40,145	77,171	64,544

Net income	241,620	514,498	494,629	605,696
Provision for income taxes	74,061	8,480	136,436	29,790

Income before income taxes	315,681	522,978	631,065	635,486

Non-operating (income) expense:
Interest expense, net of amounts capitalized	174,058	180,352	348,117	365,021
Other, net	11,307	65,725	19,045	84,502

	185,365	246,077	367,162	449,523

Operating income	501,046	769,055	998,227	1,085,009
NV Energy exit expense	(40,629)	-	(40,629)	-
Preopening and start-up expenses	21,093	24,824	36,159	46,784
Property transactions, net	13,243	854	14,939	5,985
Depreciation and amortization	244,754	206,899	494,523	406,738

Adjusted EBITDA	$739,507	$1,001,632	$1,503,219	$1,544,516

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF DOMESTIC RESORTS ADJUSTED PROPERTY EBITDA TO DOMESTIC RESORTS SAME-STORE

ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Domestic resorts Adjusted Property EBITDA	$657,662	$515,083	$1,305,437	$1,000,014
Adjusted Property EBITDA related to Borgata	(101,419)	-	(160,342)	-
Adjusted Property EBITDA related to National Harbor	(36,980)	-	(69,120)	-

Domestic resorts same-store Adjusted Property EBITDA	$519,263	$515,083	$1,075,975	$1,000,014

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Bellagio
Occupancy %	94.3%	94.8%	93.7%	93.2%
Average daily rate (ADR)	$281	$275	$287	$278
Revenue per available room (REVPAR)	$265	$261	$269	$259

MGM Grand Las Vegas
Occupancy %	93.9%	94.8%	92.6%	92.8%
ADR	$188	$184	$195	$185
REVPAR	$177	$175	$180	$172

Mandalay Bay
Occupancy %	93.9%	94.1%	92.5%	92.3%
ADR	$212	$209	$225	$216
REVPAR	$199	$197	$208	$199

The Mirage
Occupancy %	96.7%	96.9%	94.3%	94.9%
ADR	$173	$171	$183	$176
REVPAR	$168	$166	$173	$167

Luxor
Occupancy %	96.1%	97.6%	94.7%	95.9%
ADR	$114	$110	$120	$110
REVPAR	$110	$107	$114	$106

New York-New York
Occupancy %	97.1%	98.7%	96.2%	97.8%
ADR	$143	$134	$149	$139
REVPAR	$138	$132	$143	$136

Excalibur
Occupancy %	95.5%	96.9%	93.0%	94.3%
ADR	$97	$94	$103	$95
REVPAR	$93	$91	$96	$90

Monte Carlo
Occupancy %	94.4%	98.7%	95.0%	97.3%
ADR	$119	$122	$126	$124
REVPAR	$112	$120	$120	$121

Circus Circus Las Vegas
Occupancy %	85.7%	84.8%	83.1%	81.8%
ADR	$79	$76	$85	$77
REVPAR	$68	$64	$70	$63

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Aria	$267,074	$240,800	$541,957	$495,525
Vdara	30,955	29,846	63,211	59,634
Mandarin Oriental	16,135	16,191	34,588	33,219

Resort operations	314,164	286,837	639,756	588,378
Other	-	2,149	-	2,149

	$314,164	$288,986	$639,756	$590,527

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$37,845	$397,042	$82,282	$337,316
Less: Income from discontinued operations	-	(411,592)	-	(400,035)

Income (loss) from continuing operations	37,845	(14,550)	82,282	(62,719)

Non-operating (income) expense:
Interest expense, net of amounts capitalized	15,066	14,560	27,826	32,004
Other, net	4,323	(429)	3,705	3,153

	19,389	14,131	31,531	35,157

Operating income (loss)	57,234	(419)	113,813	(27,562)
NV Energy exit expense	(8,250)	-	(8,250)	-
Property transactions, net	636	(574)	226	(2,012)
Depreciation and amortization	54,882	78,100	110,017	197,696

Adjusted EBITDA	$104,502	$77,107	$215,806	$168,122

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$56,903	$(8,250)	$636	$44,921	$94,210
Vdara	3,218	-	-	6,845	10,063
Mandarin Oriental	(1,713)	-	-	3,116	1,403

Resort operations	58,408	(8,250)	636	54,882	$105,676
Other	(1,174)	-	-	-	(1,174)

	$57,234	$(8,250)	$636	$54,882	$104,502

Three Months Ended June 30, 2016
	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$769	$-	$(581)	$68,028	$68,216
Vdara	1,197	-	7	6,972	8,176
Mandarin Oriental	(1,748)	-	-	3,100	1,352

Resort operations	218	-	(574)	78,100	$77,744
Other	(637)	-	-	-	(637)

	$(419)	$-	$(574)	$78,100	$77,107

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$111,017	$(8,250)	$225	$90,040	$193,032
Vdara	7,112	-	1	13,773	20,886
Mandarin Oriental	(2,105)	-	-	6,204	4,099

Resort operations	116,024	(8,250)	226	110,017	218,017
Other	(2,211)	-	-	-	(2,211)

	$113,813	$(8,250)	$226	$110,017	$215,806

Six Months Ended June 30, 2016

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(27,559)	$-	$(472)	$177,589	$149,558
Vdara	3,460	-	(329)	13,908	17,039
Mandarin Oriental	(2,984)	-	-	6,199	3,215

Resort operations	(27,083)	-	(801)	197,696	169,812
Other	(479)	-	(1,211)	-	(1,690)

	$(27,562)	$-	$(2,012)	$197,696	$168,122

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Aria
Occupancy %	94.3%	93.8%	92.9%	92.1%
ADR	$250	$243	$262	$249
REVPAR	$236	$228	$243	$229

Vdara
Occupancy %	90.6%	93.0%	90.3%	91.3%
ADR	$207	$201	$216	$205
REVPAR	$188	$187	$195	$187